SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported)           January 27, 1999


                          Health Risk Management, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State of Other Jurisdiction of Incorporation)


           0-18902                                         41-1407407
    (Commission File Number)                (I.R.S. Employer Identification No.)


                            10900 Hampshire Avenue S.
                          Minneapolis, Minnesota 55438
               (Address of Principal Executive Offices) (Zip Code)


                                 (612) 829-3500
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets

         On January 27, 1999, Health Risk Management, Inc. (the "Registrant") acquired from Oxford Health Plans, Inc. ("Seller") for $7,087,500 in cash, all of the outstanding stock of Oxford Health Plans (PA), Inc. (OXPA) and a surplus note of OXPA in the amount of $2.5 million. The amount of the consideration was determined by negotiation between the Registrant and Seller. Funds for the acquisition were obtained from the Registrant's cash on hand and from an increase in the Registrant's borrowings from U.S. Bank National Association.

         OXPA is a Pennsylvania HMO that has both Medicaid and commercial HMO licenses. Since April 1998, the Registrant has been assuming the full financial risk for approximately 96% of the premium for OXPA's 65,000 Pennsylvania Medicaid members under the Registrant's management services agreement with OXPA. As a result of the acquisition, the Registrant now owns 100% of the stock of the OXPA entity that has the Medicaid members as well as approximately 5,000 commercial HMO members.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired:

                  The financial statements for the business acquired that are required by this Report will be filed as an amendment to this Report by April 12, 1999 (the 60th day after the date this initial Report was due).

         (b)      Pro Forma Financial Information:

                  The pro forma financial information for the business acquired that is required by this Report will be filed as an amendment to this Report by April 12, 1999 (the 60th day after the date this initial Report was due).

         (c)      Exhibits:

                  See Exhibit Index on page following Signatures.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HEALTH RISK MANAGEMENT, INC.


Date:  February 11, 1999            By   /s/ Thomas P. Clark
                                       Thomas P. Clark
                                       Senior Vice President, Finance
                                       and Chief Financial Officer

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                  EXHIBIT INDEX

                                       to

                                    FORM 8-K


                          HEALTH RISK MANAGEMENT, INC.




Exhibit
Number       Exhibit Description

2.1 Stock Purchase Agreement dated as of October 14, 1998 between Health Risk Management, Inc. and Oxford Health Plans, Inc. Pursuant to Item 601(b)(2) of Regulation S-K, upon the request of the Commission, the Registrant undertakes to furnish supplementally to the Commission a copy of any schedule to the Stock Purchase Agreement, which are listed in such Agreement.

2.2 Closing Agreement dated as of January 27, 1999 between Health Risk Management, Inc. and Oxford Health Plans, Inc.